UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 2558
New Orleans, LA	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2012, Treaty Energy Corporation (the “Company”) entered into an agreement to purchase seven (7) oil and gas leases (“Leases”) located in Sabine Parish, Louisiana. These Leases cover 1,152.6 acres and include 50 wells available for rework at depths ranging from surface to 6,500 ft.  As part of this agreement, the Company also acquired all of the shares of J.L. Shoalmire Operating Company, Inc., the operator of the Leases (“Shoalmire”). The seller of the Leases and of the shares of Shoalmire is Wiljam Resources, LLC.

The purchase price for the Leases and the shares of Shoalmire is $379,832. The Company paid $51,820 of the purchase price in cash and the remaining $328,012 balance was paid with a promissory note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: October 5, 2012	By:	/s/ Michael A. Mulshine
Michael A. Mulshine Assistant Secretary